As                    filed with the Securities and Exchange Commission on
                           March 14, 2001 Registration No. 333-46666



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 3
                     TO THE FORM SB-2 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                          BIOQUEST INTERNATIONAL, INC.

             (Exact name of registrant as specified in its charter)
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
Virginia                                                     7375                                                54-1965777
--------                                                     ----                                                ----------
(Primary Standard                                     (Primary Standard                                       (IRS Employer
Industrial Classification                         Industrial Classification                                  Identification
("SIC") Number)                                        ("SIC") Number)                                              Number)


                     ---------------------------------------
                             11217 Silverleaf Drive
                         Fairfax Station, Virginia 22039
                                 (703) 764-4464
                   (Address, including zip code, and telephone
                  number, including area code, of registrant's
                           principal executive office)
   ---------------------------------------------------------------------------

                                    Copy To:
                              Carl N. Duncan, Esq.
                              5718 Tanglewood Drive
                            Bethesda, Maryland 20817
                                 (301) 263-0200

        Approximate date of commencement of proposed sale to the public:
             As soon as practicable after the effective date of the
                             Registration Statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [x].











The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until Registrant shall file an amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8 (a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

         On November 9, 2001, Registrant's Form SB-2 Registration Statement relating to its proposed 1,000,000 share, Internet-based, self-underwritten, all-or-nothing Dutch Auction offering. The up to 120-day offering was to expire by its terms on or before March 8, 2002.

         In conjunction with that Registration Statement, the 1,000,000 share minimum has not been achieved and such offering is hereby aborted, among other reasons, because Registrant is in the midst of merger discussion which it believes will also occur with at least one other company. Consequently, Registrant will file, as promptly as possible, an appropriate Post-Effective Amendment to reflect, among other mandated disclosures, the now contemplated merger, information regarding the combined companies and associated financials, including an audit of the resulting merged Registrant.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 27. Index to Exhibits
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
(b)      Exhibits:

          *3.1.1  Certificate of Incorporation of Registrant.
          *3.1.2  Articles of Amendment to the Certificate of Incorporation
            *3.2  Bylaws of Registrant
            *3.3  Form of Stock Certificate
            *3.4  Subscription Agreement and Power of Attorney. (No longer applicable.)
            *5.1  Opinion of Counsel as to the legality of the shares.
           *10.1  Employment Agreement between Registrant and Pete Ewens.
           *10.2  Employment Agreement between Registrant and Roger Miller.
           *10.3  Employment Agreement between Registrant and Dr. James Chappell.
           *10.4  Employment Agreement between Registrant and Nicole Shoong.
           *10.5  Technology Leasing Agreement between Registrant and MainStreetIPO.com, Inc.
           *10.6  Professional Services Agreement between Registrant and Vertical Solutions.
           *10.7  Dynamic Web Site Development Letter of Agreement between Registrant and Kirk Cizerle.
           *10.8  Letter of Agreement between Registrant and Tani Hurley Public Relations.
           *10.9  Letter of Agreement between Registrant and Alexander Creative Consulting, Inc.
           *10.10 Agreement  of  Purchase  and Sale and Deposit  Receipt  between  Registrant  and  Hastings  Investment
                  Limited. (No longer applicable.)
           *10.11 Engagement Agreement between Registrant and Ray Stewart, Esq.
           *10.12 Engagement Agreement between Registrant and Duncan, Blum and Associates.
           *10.13 Warrant Agreement between Registrant and Duncan, Blum & Associates.
           *10.14 Dutch Auction Bid Process Website (attached to the prospectus as Appendix II).
           *10.15 Technology Leasing Agreement (December 15, 2000) between Registrant and MainStreetIPO.com, Inc.
           *10.16 American Stock Exchange Listing Application and Associated Exhibits. (No longer applicable.)
           *10.17 Escrow Agreement between Registrant and The American
                  Pacific Bank (reflecting $14,000,000 maximum offering and
                  restrictions on Service Agent role).
           *10.18 Audit Agreement between Registrant and DeLap White Caldwell & Croy, LLP.
           *10.19 Bat-Out-Of-Health Website "Screenshots."  (No longer applicable.)
           *10.20 Transfer Agent Agreement between and Registrant and TransferOnline, Inc.
           *10.21 Media Agency Service Agreement between Registrant and Mediasmith, Inc.
           *10.22 Programming/Consulting Services Agreement between Registrant and FigLeaf Software, Inc.
           *10.23 Website Development Agreement between Registrant and ccplanet.com, Inc. D/B/A ccgenesis.
           *10.24 Final Supplemental Solicitation Materials.
           *10.25 Investor and Public Relations Agreement between Registrant and Adam Friedman Associates.
           *10.26 Revised Form of Promotional Shares Lock-In Agreement Relating to Registrant's Principals.
           *10.27 Adoption and Ratification Agreement between Registrant, Joseph Salvani and Globalitronix, Inc.
           *10.28 Additional Supplemental Solicitation Materials
            23.1  Consent of Counsel (Duncan, Blum & Associates).
           *23.2  Consent of Auditors (Hill, Barth & King LLC).
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*These  exhibits  were filed in the September  26, 2000  Registration  Statement and/or  Pre-Effective  Amendments  No.  1,  2,  3,4,  5, 6,  7, 8  and/or  9 and
Post-Effective Amendments Nos. 1 and 2 respectively filed March 22, May 16, July
26, August 2 and 27,  September 14 and 27,  October 16, October 23, and November
28,  2001 and  January  10,  2002.  Since no changes  have  occurred  and/or are material,  these exhibits are not being re-filed and are hereby  incorporated by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the Undersigned, thereunto duly authorized, in the City of Fairfax Station, State of Virginia, on the 14th day of March, 2001.

                          BioQuest International, Inc.

                          By: /s/ Peter J. Ewens
                          --------------------------
                          Peter J. Ewens, Chairman and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the Registration Statement has been signed below by the following persons in their respective capacity as officer and/or director of the Registrant on the date indicated.

Signatures/Title                                                 Date
----------------                                                 ----



/s/ Peter J. Ewens                                               March 14, 2001
------------------
Peter J. Ewens, Chairman and Chief Executive Officer

/s/ Roger Miller                                                 March 14, 2001
----------------
Roger Miller, Director, Secretary, Treasurer and
Principal Financial and Accounting Officer